UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/13/2011

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Southern Graphic Systems, Inc. ("Southern") adopted the Southern Graphic Systems, Inc. Deferred Compensation Plan (the "Deferred Plan") effective as of April 1, 2006. Southern is a wholly-owned subsidiary of SGS International, Inc. (the "Company").

Employees of Southern and its affiliates who are active participants in Southern's Savings Plan (the "Savings Plan") and whose base salary exceeds $125,000 are eligible to participate in the Deferred Plan. The Deferred Plan is unfunded and benefits under the Deferred Plan are paid from the general assets of the Company. Participants whose salary deferrals to the Savings Plan are limited by Internal Revenue Code limitations may elect to credit to the Deferred Plan the excess, if any, of: (i) the amount of salary deferrals that would have been credited pursuant to the Savings Plan on their behalf for the plan year had the statutory limitations not been applicable over (ii) the amount of salary deferrals actually credited for the year by the participant to the Savings Plan. Salary reduction credits under the Deferred Plan are in the same percentage as most recently elected under the Savings Plan. For each payroll period for which the Company credits salary to the Deferred Plan on behalf of the participant, matching credits are also credited to the Deferred Plan on behalf of the participant. The matching credits for each payroll period are equal to an amount not greater than 100 percent of that portion of the salary reduction credits that do not exceed 6 percent of the participant's salary for the payroll period. Eligible Deferred Plan participants may defer all or a portion of their awards under the Management Incentive Bonus Plan into the Deferred Plan, in 10 percent increments. There are no employer matching contributions on awards earned under the Management Incentive Bonus Plan that are deferred in the Deferred Plan. The balance of a participant's benefit under the Deferred Plan will be distributed upon the participant's termination of employment or death (to the participant's beneficiary) in a lump sum, unless the participant elects to have the benefit paid in annual installments over a period of not more than ten years. Participants may invest their Deferred Plan account balance in any of the funds available under the Savings Plan and earnings are credited based on the performance of such funds.

The Deferred Plan was amended on December 13, 2011 to provide that, except to the extent paid by the Company, all expenses of the Deferred Plan will be paid by the Deferred Plan. A copy of the Fourth Amendment to the Deferred Plan is attached hereto as Exhibit 10.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: December 16, 2011	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Fourth Amendment to Deferred Compensation Plan